                                                                   EXHIBIT 10.15

                          CARRIER SERVICES AGREEMENT
                          --------------------------

     THIS AGREEMENT by and between TresCom U.S.A., Inc. a Florida Corporation with its principal place of business located at TresCom International, Inc., 200 East Broward Boulevard, Fort Lauderdale, Florida 33301 ("TresCom") and International Telephone Company a Florida Corporation with its principal place of business located at 110 East Broward Blvd. - Suite 610, Fort Lauderdale, FL 33301 ("Customer").

                                   RECITALS

     TRESCOM is in the business of providing switched and dedicated, international telecommunications services. Customer desires to purchase, and TRESCOM desires to sell to Customer, such services, in accordance with the terms and conditions set forth in this Agreement.

     ACCORDINGLY, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto mutually agree as follows:

                                   ARTICLE 1
                                   ---------
                             PROVISION OF SERVICES
                             ---------------------

     1.1  PURCHASE AND SALE OF SERVICES. Subject to the terms and
          -----------------------------
conditions of this Agreement and, through incorporation by reference, the terms and conditions of TRESCOM's Tariff on file with the Federal Communications Commission ("FCC") and any changes thereto ("Tariff"), Customer agrees to purchase from TRESCOM and TRESCOM agrees to sell to Customer, switched, international telecommunications services to the points and at the rates set forth in Schedule 1.1 hereto ("Services"). If there is any conflict or inconsistency between any of the terms and conditions of this Agreement and any of the terms and conditions of the Tariff, the terms of the Tariff shall control.

     1.2  REPRESENTATION. TRESCOM represents to Customer that it has and will
          ---------------
maintain during the term of the Agreement all licenses, approvals and other authorizations necessary or appropriate to provide the Services under this Agreement.

     1.3  RESALE OF SERVICES. All Services provided under this Agreement are
          -------------------
provided for resale to Customer's subscribers. Customer is solely responsible for billing and collection from its subscribers. Customer is solely responsible for obtaining and maintaining all licenses, approvals and other authorizations necessary or appropriate for the resale of Services to its subscribers. Customer represents to TRESCOM that it has and will maintain during the term of this Agreement all such licenses, approvals and authorizations.

                                   ARTICLE 2
                                   ---------
                             TERM AND TERMINATION
                             --------------------

     2.1  TERM. This Agreement shall commence on June 20th, 1996 (the
          ----
"Effective Date") and shall continue for one (1) year from the "Effective Date." This Agreement shall automatically


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continue beyond the Termination Date unless terminated by either party upon thirty (30) days prior written notice or otherwise terminated in accordance with the terms of this Agreement.

     2.2   TERMINATION. This Agreement shall terminate prior to the expiration
           -----------
of its then current term upon the happening of any of the following events:

           2.2.1 A material breach of this Agreement by either party and the breaching party fails to cure the breach within thirty (30) calendar days after notice of the breach from the nonbreaching party.

           2.2.2 Notwithstanding the foregoing Section 2.2.1, a failure by Customer to pay any amounts due to TRESCOM under this Agreement after ten (10) calendar days from the due date, upon notice of nonpayment from TRESCOM and failure of Customer to pay the amount due within five (5) calendar days thereafter.

           2.2.3 Either party ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay debts as they become due, files a voluntary petition in bankruptcy, is adjudicated bankrupt or insolvent, seeks reorganization, arrangement, composition, adjustment, liquidation, dissolution or similar arrangement under any statute, law or regulation or, consents to or acquiesces in the appointment of a trustee, receiver, or liquidator for all or any substantial part of its assets or properties, or its shareholders attempt to dissolve or liquidate.

           2.2.4 A petition in bankruptcy is filed against either party or, without the party's consent or acquiescence, a trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties is appointed.

           2.2.5 Immediately upon a determination by any governmental authority with jurisdiction over the parties that the provision of the Services under this Agreement is contrary to existing laws, rules or regulations.

           2.2.6 Upon thirty (30) days' prior written notice that in the reasonable judgment of TRESCOM the passage or adoption of any law, rule or regulation will make it materially more expensive or difficult to provide the Services under this Agreement.

           2.2.7 Notwithstanding the provisions of Section 3.5 below, Customer does not meet the monthly minimum usage commitment within three (3) months of this Agreement and for each succeeding month for the term of this Agreement.

           2.2.8 During the first ninety (90) days of Services, Customer may terminate without cause. After such ninety (90) day period, if TRESCOM fails to provide the Services to customer in accordance with industry standards, the Customer shall notify TRESCOM in writing of its concerns and allow a reasonable amount of time for TRESCOM to resolve such Services issues. If issues remain unresolved after a thirty (30) day period, then Customer may terminate the Agreement.

           2.2.9  By the mutual consent of the parties.

     2.3  CONSEQUENCES OF EXPIRATION OR TERMINATION. Upon the expiration or
          -----------------------------------------
termination of this Agreement for any reason, TRESCOM shall immediately cease providing Services to Customer. All amounts due to TRESCOM from Customer shall become due and payable immediately upon such expiration or termination. In addition, the non-breaching party shall have any other rights as are available in law or equity. Notwithstanding the expiration or termination of this Agreement for any reason, the provisions of Articles 4, 5, and 6 shall continue to apply.

                                   ARTICLE 3
                                   ---------
                                 PAYMENT TERMS
                                 -------------

     3.1  INVOICING. TRESCOM shall invoice all Service charges, as set forth on
          ---------
Schedule 1.1, on a monthly basis. Payment is due upon receipt of invoice.

          3.1.1 Invoices shall be provided on magnetic tape or computer floppy disk, with all necessary usage data to permit Customer to bill its subscribers.

          3.1.2 Payment of each invoice shall be in U.S. currency either by wire transfer or in accordance with instructions provided to Customer by TRESCOM.

     3.2  TAXES. The prices in this Agreement do not include any applicable
          -----
federal, state, or local taxes. Unless Customer is exempt, Customer shall pay such taxes upon receipt of an itemized invoice. Such taxes, duties and charges shall be separately stated on the invoice and shall be paid directly to TRESCOM at the same time as all other charges set forth on the invoice. If Customer claims any exemption from such taxes, it shall provide TRESCOM with a valid tax exemption certificate or other evidence reasonably satisfactory to TRESCOM that Customer is not subject to such taxes, duties or charges.

     3.3  PAYMENT SECURITY. Customer is required to place a security deposit of
          ----------------
$_______ with TRESCOM prior to TRESCOM providing Services.

          3.3.1 TRESCOM may offset against the security any amount due under this Agreement owed by Customer that is not paid when due. Upon the expiration or termination of this Agreement for any reason, TRESCOM shall have the right to offset against the security any amounts owed to it by Customer whether or not such amounts are in dispute and shall remit the balance promptly to Customer, without interest. Any disputed amounts shall be noticed and resolved in the manner set forth in Section 3.4 below.

     3.4  DISPUTED CHARGES. If Customer in good faith disputes the amount or
          ----------------
appropriateness of a charge included in an invoice from TRESCOM, Customer shall notify TRESCOM in writing and provide supporting documentation establishing such claim. Short calls are deemed to be completed calls and are not subject to dispute. Such documentation supporting disputed charges shall include a detailed analysis showing the difference between the specific invoice amount and the Customer's specific asserted amount. A summary of the disputed charges will not be accepted. Customer shall further provide all information reasonably requested by TRESCOM including, but not limited to, CDR's to resolve the dispute. Such notification shall not relieve Customer of the obligation to make all payments, including the amounts disputed, by the due date as set forth in this Agreement. Any resolutions made by TRESCOM in favor of Customer will be credited to Customer's next invoice.

Failure to contest a charge within forty-five (45) days of the date of the invoice shall create an irrebuttable presumption of the correctness of the charge.

     3.5 MINIMUM USAGE. Customer will ramp up to $________ in Services per
         -------------
month within ninety (90) days of this Agreement; after the fourth month and for each month during the term of this Agreement thereafter, Customer will utilize $____ in Services per month. If Customer fails to satisfy the monthly minimum, Customer shall be subject to an increase in rates charged at the rate of $_____ for each minute less than the monthly minimum not utilized by Customer. TRESCOM shall have the right, upon seven (7) days, prior written notice to Customer, to change the amount of such charge set forth in Schedule 1.1 to reflect documented changes in TRESCOM's costs. Upon receipt of such notice, Customer shall have the option of terminating this Agreement by delivery of a written notice to TRESCOM within such 7-day period. If Customer has not terminated this Agreement within such 7-day period, the new charges shall apply from the first day of the billing week immediately following the expiration of the 7-day period.

                                   ARTICLE 4
                                   ---------
                                  LIABIILITY
                                  ----------

     4.1 SERVICE INTERRUPTIONS AND OUTAGES. TRESCOM shall not be liable for
         ---------------------------------
interruptions or outages in the provision of Services to Customer caused by or resulting from any act of God, flood, earthquake, storm, lightning, fire epidemic, war, outbreak of hostilities (whether or not war is declared), riot, strikes or other labor unrest, civil disturbance, sabotage, mechanical failures, fiber or cable cut, accidents, defects in transmission, expropriation by governmental authorities, interruptions by regulatory or judicial authorities or other acts or events that are outside the reasonable control of TRESCOM. In the event of interruptions or outages of Services as a result of mechanical failures, fiber or cable cut, accidents, defects in transmission or interruptions by regulatory or judicial authorities that are caused by the acts or omissions of TRESCOM or its representatives, TRESCOM's liability shall be limited to a reduction of Customer's monthly minimum requirement or any other recurring charge pro rata of the number of days of interruption or outages of Services during such month.

     4.2 DAMAGES. In no event will TRESCOM be liable for indirect,
         -------
consequential, special, incidental or punitive damages, or lost profits, revenue, customers, goodwill or opportunity, of any kind whatsoever, resulting from a breach of this Agreement.

     4.3 WARRANTY. TRESCOM WARRANTS TO CUSTOMER ONLY THAT IT WILL PROVIDE THE
         --------
SAME QUALITY OF LONG DISTANCE SERVICE IT PROVIDES TO ITS OTHER CUSTOMERS WHICH SHALL EITHER MEET OR EXCEED INDUSTRY STANDARDS.

     4.4 FRAUDULENT CALLS. TRESCOM shall not be liable for any fraudulent
         ----------------
calls processed by TRESCOM and billed to Customer's account. TRESCOM shall notify Customer promptly of any fraudulent calling of which TRESCOM has actual knowledge, it being understood that TRESCOM is under no obligation to investigate the authenticity of calls charged to Customer's account. However, the parties agree that any fraudulent calls billed to Customer must originate from telephones served by Customer.

                                   ARTICLE 5
                                   ---------
                                CONFIDENTIALITY
                                ---------------

     5.1  CONFIDENTIALITY. During the term of this Agreement, the parties may
          ---------------
disclose to each other certain "proprietary" and/or "confidential" information. The parties desire to assure the confidential and proprietary status of such information which may be disclosed to each other and therefore for themselves, their subsidiaries and their affliates, agree as follows:

          5.1.1 All information disclosed shall be deemed to be confidential and proprietary. All information contained in this Agreement, including Schedule
1.1 hereto, as well as all traffic volume and distribution information and rate information of TRESCOM given to or learned by Customer in connection with this Agreement shall be considered Proprietary, information without further act of either party.

          5.1.2 Each party agrees to use the Proprietary Information received from the other party only for the purpose of this Agreement and shall not be reproduced in any form or orally communicated except as required to accomplish the intent of this Agreement.

          5.1.3 The receiving party shall provide at a minimum the same care to avoid disclosure or unauthorized use of the Proprietary Information as it provides to protect its own proprietary information. It is agreed that all Proprietary Information shall be retained by the receiving party in a secure place with access limited to only such of the receiving party's employees or agents who need to know such information for purposes of this Agreement.

          5.1.4 All Proprietary Information shall remain the property of the disclosing party, shall be used by the receiving party only for the purpose intended and shall be returned to the disclosing party or destroyed after the receiving party's need for it has expired or upon the request of the disclosing party, and, in any event, upon termination of this Agreement.

          5.1.5 Each party agrees not to reveal the terms of this Agreement to any third party except as contemplated by this Agreement or unless required by law, provided that any written information describing the relationship of the parties that one party desires or is obligated to disclose shall first be disclosed to the other party which shall have an opportunity to object to such disclosure.

     5.2  USE OF NAME. Each party agrees that, without the other party's written
          -----------
consent, it will not use the name, service marks or trademarks of the other party or of any of its affliated companies in any advertising, publicity releases or sales presentations. Neither party shall take any action that will in any manner compromise the other party's registered trademarks or service marks.

     5.3  REMEDIES FOR BREACH. The parties agree that a breach or threatened
          -------------------
breach of the terms of this Article 5 may result in irreparable injury to the non-breaching party for which a remedy in damages would be inadequate. The parties agree that in the event of such breach or threatened breach, the non-breaching party shall be entitled to seek an injunction to prevent the breach or threatened breach, and the breaching party hereby waives any defense that an adequate remedy in law exists and acknowledges that such a breach or threatened breach would result in irreparable injury to the non-breaching party.

                                   ARTICLE 6
                                   ---------
                                 MISCELLANEOUS
                                 -------------

     6.1  MISCELLANEOUS. This Agreement which includes Schedule 1.1: (a)
          -------------
constitutes the entire agreement of the parties and supersedes all previous agreements or understandings, whether oral or written; (b) may not be amended or modified except by a written instrument signed by all parties; (c) is binding upon and will inure to the benefit of the parties and their respective successors, and permitted assigns; (d) may not be assigned without the prior written consent of the other party; and (e) may be executed in duplicate originals.

     6.2  NOTICES. Any notices, consents or other communications required or
          -------
permitted under this Agreement must be in writing and executed by the party giving the notice or its authorized representative. Any such notice or communication must be given, and will be deemed to have been duly given, if either (a) hand delivered by independent courier or (b) mailed by U.S. first class mail, postage prepaid, certified or registered, in either case to the following addresses:

If to TRESCOM:                          If to Customer:

TresCom U.S.A., Inc.                    International Telephone Company
c/o TresCom International, Inc.         110 East Broward Boulevard., Suite 610
200 East Broward Boulevard, Suite 2100  Fort Lauderdale, Florida 33301
Fort Lauderdale, Florida 33301          Attn: Sean Thomas
Attn: Thomas Scott

     Any notice given in the manner set forth in this section shall be deemed delivered (i) at the time of the actual delivery, if hand delivered, (ii) five
(5) days after mailing, if mailed, or (iii) one (1) day after sending next day delivery. Any party may change its address for the giving of notices by notifying the other party of the change in the manner set forth in this section. Any such change of address shall not be effective until five (5) days after receipt of the notice by the other party, as determined under this section.

     6.3  WAIVER.  The failure of any party to exercise any right or remedy
          ------
under this Agreement shall not constitute a waiver of such right or remedy, and the waiver of any violation or breach of this Agreement by a party shall not constitute a waiver of any prior or subsequent violation or breach. No waiver under this Agreement shall be valid unless in writing and executed by the waiving party.

     6.4  SEVERABILITY. If any provision of this Agreement is determined by a
          ------------
court or other governmental authority to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement. Further, the provision that is determined to be invalid, illegal or unenforceable shall be reformed and construed to the extent permitted by law so that it will be valid, legal and enforceable to the maximum extent possible.

     6.5  HEADINGS. The headings used in this Agreement are included for the
          --------
convenience of the parties for reference purposes only and are not to be used in construing or interpreting this Agreement.

     6.6  JURISDICTION AND VENUE. Any action brought to enforce this Agreement
          ----------------------
shall be brought in the federal or state courts of Florida, and the parties acknowledge and agree that venue in Broward County, Florida shall be proper for such action.

     6.7  LITIGATION COSTS. The prevailing party in any proceeding brought to
          ----------------
enforce the provisions of this Agreement or to seek a remedy for any breach (including arbitration or an administrative proceeding) will be entitled to receive its attorneys' and paralegal fees as well as court costs, litigation expenses and other disbursements incurred in connection with such proceedings, induding fees and expenses incurred in any appellate proceedings.

     6.8  NO PARTNERSHIP. Nothing in this Agreement shall be deemed to create a
          --------------
partnership, joint venture or other relationship other than a vendor-customer relationship.

     6.9  ASSIGNMENT. This Agreement and all of the provisions hereof shall be
          ----------
binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party. Notwithstanding the foregoing, TRESCOM may assign this Agreement at any time to any person or entity affiliated with, controlled by, or under common control with TRESCOM.

     6.10 INDEMNIFICATION. Customer agrees to defend, hold harmless and
          ---------------
indemnify TRESCOM from and against all claims, demands, actions, causes of action, judgments, costs, attorney's fees and expenses of any kind or nature for bodily injury, death, property damage, goodwill, or other damages of any kind incurred by Customer, its employees, or third parties arising under this Agreement due to Customer's negligence or willful misconduct.

     IN WIINESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                       TRESCOM U.S.A., INC.


                              By:  _______________________________________

                              Print    Thomas Scott
                                   _______________________________________

                              Title    Vice President - Carrier Sales
                                   _______________________________________


                                       CUSTOMER:

                              By:   ______________________________________

                              Print    Sean Thomas
                                    ______________________________________

                              Title:   Vice President - Operations
                                    ______________________________________

                              FEL # ______________________________________

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